UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2015

Date of Report

(Date of earliest event reported)

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

(203) 585-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On November 17, 2015, General Electric Company (“GE”) announced the completion of its offer to exchange shares of GE common stock for all of the common stock of Synchrony Financial (the “Company”) owned by GE (the “Exchange Offer”). Following the Exchange Offer, GE no longer owns any shares of the Company’s common stock. Accordingly, effective on November 17, 2015, GE’s designees on the Company’s Board of Directors (the “Board”), William H. Cary, Daniel O. Colao, Alexander Dimitrief, Thomas C. Gentile and Anne Kennelly Kratky (together, the “GE Designees”), resigned from the Board and the Board committees on which they served. Mr. Cary was formerly the Chair of the Management Development and Compensation Committee; Mr. Dimitrief was formerly a member of the Nominating and Corporate Governance Committee; and Ms. Kratky was formerly a member of the Risk Committee. The GE Designees’ decisions to resign did not involve any disagreement with the Company, the Company’s management or the Board.

(d)	On November 17, 2015, the Board, based on the recommendations of its Nominating and Corporate Governance Committee, elected Paget L. Alves, Arthur W. Coviello, Jr., William W. Graylin, Laurel J. Richie and Olympia J. Snowe (together, the “New Directors”) as directors of the Company to fill the vacancies created by the resignations of the GE Designees. Senator Snowe has served as a non-voting observer to the Board since January 2015, and the other New Directors have served as non-voting observers to the Board since July 2015, all with the expectation that they would join the Board as independent directors following the completion of the Exchange Offer. As Board observers, they received an annual salary of $160,000 payable quarterly and were reimbursed for their reasonable travel and other expenses in accordance with the Company’s expense reimbursement policy.

In addition, the Board, based on the recommendations of its Nominating and Corporate Governance Committee, approved the following Board committee appointments:

•	Mr. Alves as a member of each of the Audit Committee and the Management Development and Compensation Committee;

•	Mr. Coviello, Jr. and Mr. Graylin as members of the Risk Committee;

•	Ms. Richie as a member of each of the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee;

•	Senator Snowe as a member and the chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee; and

•	Richard C. Hartnack as the chair of the Management Development and Compensation Committee.

The New Directors will participate in the same compensation program as each of the Company’s other independent, non-management directors. Under the program, each New Director will receive annual compensation of $160,000, of which $50,000 will be paid in cash and $110,000 will be paid in Company restricted stock units. Separately, for each Board committee meeting attended, a New Director will receive $2,000 in cash. Senator Snowe and Mr. Hartnack will each receive an additional $20,000 in annual cash compensation as the chair of the Nominating and Corporate Governance Committee and the chair of the Management Development and Compensation Committee, respectively.

In connection with joining the Board, each of the New Directors entered into the Company’s standard form of indemnification agreement. The indemnification agreement provides the New Directors with contractual rights to indemnification and expense advancement rights under the Company’s bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement. The form of indemnification agreement was previously filed with the Securities and Exchange Commission on August 1, 2014 as Exhibit 10.89 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (333-197244).

Item 8.01	Other Events.

A copy of the press release announcing the completion of the Exchange Offer is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company, dated November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: November 17, 2015	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary